UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934
Date of Report: June 25, 2008
(Date of earliest event reported)
AGILYSYS, INC.
(Exact name of registrant as specified in its charter)

Ohio	000-5734	34-0907152

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2255 Glades Road, Suite 301E, Boca Raton, Florida	33431

(Address of principal executive offices)	(ZIP Code)
Registrant’s telephone number, including area code: (561) 999-8700
N/A

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b)	On June 25, 2008, Agilysys, Inc. (the “Company”) issued a press release announcing the resignation of Curtis J. Crawford from the Company’s Board of Directors effective immediately.

(d)	On June 25, 2008, the Company issued a press release announcing the appointment of R. Andrew Cueva to the Company’s board of directors to serve as a Class B director, effective immediately. Mr. Cueva will serve the balance of Mr. Crawford’s current term, which will expire at the Company’s annual meeting of shareholders in 2008. It is currently the intention of the board of directors to nominate Mr. Cueva for re-election at the 2008 annual meeting. Mr. Cueva will serve on the Company’s special committee, a committee of independent directors established to oversee a review of the Company’s strategic alternatives. Other committee assignments for Mr. Cueva have not been determined as of the filing of this Form 8-K.

The press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
(d)	Exhibits

99.1	Press release issued by the Company dated June 25, 2008, announcing the resignation of Mr. Crawford and the appointment of Mr. Cueva to the Company’s board of directors.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGILYSYS, INC.
By:	/s/ Martin F. Ellis
Martin F. Ellis
Executive Vice President, Treasurer and Chief Financial Officer

Date: June 25, 2008

Exhibit Index

Exhibit Number	Description

99.1	Press release issued by the Company dated June 25, 2008, announcing the resignation of Mr. Crawford and the appointment of Mr. Cueva to the Company’s board of directors.